                  EXHIBIT NO. (23)(c)

                                        Exhibit No. (23)(c)


                        CONSENT

I hereby consent to the incorporation in this Registration Statement of the references to me under the caption "Experts" in the Incorporated Documents.


                             /s/ David A. Mikelonis
                             _________________________________
                             David A. Mikelonis
                             Senior Vice President
                              and General Counsel for
                              Consumers Power Company


February 4, 1994